As filed with the Securities and Exchange Commission on July 10, 2002

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SPEEDFAM-IPEC, INC.
(Exact name of Registrant as specified in its charter)

ILLINOIS	36-2421613

(State or other jurisdiction	(I.R.S. Employer)

incorporation or organization)	Identification No.)

305 N. 54th Street
Chandler, Arizona 85226
(Address of Principal Executive Offices) (Zip Code)

1995 Employee Stock Purchase Plan
(Full title of the Plan)

Steven D. Pidgeon Esq.
SNELL & WILMER L.L.P.
One Arizona Center
Phoenix, AZ 85004-2202
(Name and Address of Agent for Service)
(602) 382-6000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering	Aggregate Offering	Registration
to be Registered	Registered(1)	Price per Share(2)	Price(2)	Fee

Common Stock, no par value	306,720	$4.54	$1,392,509	$128.11

(1)	Represents an additional 306,720 shares of common stock issuable pursuant to the Registrant’s 1995 Employee Stock Purchase Plan. 500,000 shares of common stock issuable pursuant to the 1995 Employee Stock Purchase Plan were originally registered pursuant to the Registrant’s Registration Statement on Form S-8, File Number 33-98026, filed on October 11, 1995. Additional shares of common stock issuable pursuant to the 1995 Employee Stock Purchase Plan were subsequently registered as follows: (i) 500,000 additional shares pursuant to the Registrant’s Registration Statement on Form S-8, File Number 333-67845, filed on November 24, 1998; (ii) 300,000 additional shares pursuant to the Registrant’s Registration Statement on Form S-8, File Number 333-50896, filed on November 29, 2000; and (iii) 301,164 additional shares pursuant to the Registrant’s Registration Statement on Form S-8, File Number 333-68614, filed on August 29, 2001. In the event of a stock split, stock dividend or similar transaction involving the Registrant’s

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX
Exhibit 5.1
Exhibit 23.2

Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2)	Estimated solely for the purpose of calculating the amount of registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices of the Registrant’s Common Stock on June 26, 2002.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

         This Registration Statement also relates to the Registrant’s following Form S-8 Registration Statements: (i) File Number 333-68614, filed on August 29, 2001, (ii) File Number 333-50896, filed on November 29, 2000, (iii) File Number 333-67845, filed on November 24, 1998, and (iv) File Number 33-98026, filed on October 11, 1995. The contents of the foregoing registration statements are incorporated herein by reference pursuant to General Instruction E to Form S-8. Under such Registration Statements the Registrant previously registered 1,601,164 shares of common stock for issuance under the SpeedFam-IPEC, Inc. 1995 Employee Stock Purchase Plan. This Registration Statement reflects the increase in shares underlying the Plan from 1,601,164 to 1,907,884, pursuant to an evergreen provision.

         The following documents have been filed by SpeedFam-IPEC, Inc. with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934 and are incorporated by reference into this Registration Statement:

1.	Annual Report on Form 10-K for the fiscal year ended June 2, 2001 and filed with the SEC on August 24, 2001;

2.	Quarterly Reports on Form 10-Q for the first fiscal quarter ended September 1, 2001 and filed with the SEC on October 11, 2001; the second fiscal quarter ended December 1, 2001 and filed with the SEC on January 11, 2002; and the third fiscal quarter ended March 2, 2002 and filed with the SEC on April 10, 2002.

3.	Our Current Reports on Form 8-K filed with the SEC on October 10, 2001 and June 27, 2002.

4.	The description of the Registrant’s common stock, which is contained in the Registrant’s Amendment No. 1 to Joint Proxy/Registration Statement on Form S-4 (Registration No. 333-71897) filed with the Commission on March 9, 1999.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit No.	Description

5.1*	Opinion of Snell & Wilmer LLP

23.1	Consent of Snell & Wilmer LLP (included in Exhibit 5)

23.2*	Consent of KPMG LLP

24	Power of Attorney (included in Signatures)

*	Filed herewith.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on July 10, 2002.

SPEEDFAM-IPEC, INC.

By:	/s/ J. Michael Dodson

J. Michael Dodson, Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Richard J. Faubert and J. Michael Dodson, as attorney-in-fact, to sign in his name and behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments, to this registration statement.

Signature	Title	Date

/s/ Richard J. Faubert Richard J. Faubert	Chief Executive Officer and Director (Principal Executive Officer)	July 10, 2002

/s/ J. Michael Dodson J. Michael Dodson	Chief Financial Officer (Principal Financial and Accounting Officer)	July 10, 2002

/s/ J. Michael Latta J. Michael Latta	Corporate Controller (Principal Accounting Officer)	July 10, 2002

/s/ Peter Simone Peter Simone	Chairman of the Board of Directors	July 10, 2002

/s/ Neil Bonke Neil Bonke	Director	July 10, 2002

/s/ Kenneth Levy Kenneth Levy	Director	July 10, 2002

/s/ Carl Neun Carl Neun	Director	July 10, 2002

EXHIBIT INDEX

Exhibit No.	Description

5.1*	Opinion of Snell & Wilmer LLP

23.1	Consent of Snell & Wilmer LLP (included in Exhibit 5)

23.2*	Consent of KPMG LLP

24	Power of Attorney (included in Signatures)

*	Filed herewith.